Exhibit 10.21

                             MATRIX SERVICE COMPANY

               Chief Financial Officer ("CFO") Severance Agreement
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This Agreement between Matrix Service Company,  ("Matrix" or the "Company"') and
Michael J. Hall ("Hall") is entered into effective January 3, 2000.

CEO Severance/Change of Control
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In the  event of a "change  of  control"  in the  ownership  of  Matrix  and any
"adverse personnel action" against Hall, Hall may terminate his employment with the Company and receive one year of severance pay. In addition, all outstanding stock options will vest immediately in the event of "change of control." This severance arrangement will apply for a period of two years following any change of control.

o In calculating Hall's severance pay, Hall's annual salary at the time of the change of control and adverse personnel action will be multiplied by one, as will Hall's average bonus payment for the lessor of the previous three years or the number of full fiscal years in the CFO position. The sum of these two amounts will be added together and represent Hall's severance, which will be paid in a lump-sum amount. This lump-sum severance amount will be paid to Hall within 30 days of the adverse personnel action.

For purposes of this severance agreement, "adverse personnel action" will mean an action taken against Hall by the acquiring entity which has an adverse impact on your economic status or opportunity with the Company. These actions will include:

o Involuntary termination
o Reduction in base salary
o Reduction in incentive compensation opportunity
o Material reduction in executive benefits or perquisites
o Reassignment to a position or role with a lower salary range or salary opportunity
o Material reduction in responsibilities.

For purposes of this severance agreement, a "change of control" will mean:

o The merger or consolidation of the Company with any person or entity
  (other than a merger or consolidation to change the place of domicile of the Company) where the Company is not the surviving entity (or survives only as the subsidiary of another person or entity) or
o The sale of all or substantially all of the Company's assets to any person or entity, or
o If any person or entity together with its affiliates shall become, directly or indirectly, the beneficial owner of at least 51% of the voting stock of the Company, or
o If any person or entity together with its affiliates shall acquire, directly or indirectly; the voting power to elect a majority of the members of the Board of Directors of the Company (other than the acquisition and voting of proxies by management of the Company to elect members to the
  Board  of  Directors  in  the  normal  course  at  an  annual   meeting  of
  shareholders that is not, directly or indirectly, in connection with, or for the purposes of effecting, a change of control").

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CFO Severance/Involuntary Termination
-------------------------------------

In the event of termination for reasons other than "cause," Hall will receive one year of severance pay. This severance pay amount will be paid in a lump-sum and calculated in the same manner as described above in CFO Severance/Change of Control. A non-interference and confidentiality agreement for one year will be executed prior to the payment of severance.

For purposes of this severance agreement, "cause" will mean:

o Conviction of a felony or pleading guilty or nolo contendre to a felony charge, or
o Participation as an employee, officer or principal shareholder in any business engaged in activities in direct competition with the Company without the consent of the Company or
o Gross and willful neglect of responsibilities as CFO, or
o Other offenses against the Company, to include theft, embezzlement, violation of Company policy, or the release of proprietary or confidential information in a manner that would be materially detrimental to the Company's best interest.


                             Matrix Service Company


                                          /s/ Michael J. Hall
                                By:____________________________________________
                                          Michael J. Hall
                                          Chief Financial Officer

                                          /s/ Bradley S. Vetal
                                By:____________________________________________
                                          Bradley S. Vetal
                                          President & Chief Executive Officer